Exhibit 99.1

PRESSRELEASE
www.HelixESG.com
Helix Energy Solutions Group, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505

For Immediate Release		09-012
	Contact:	Tony Tripodo
Date: June 1, 2009	Title:	Chief Financial Officer
Helix to Commence Secondary Public Offering of Cal Dive Common Stock
HOUSTON, TX — Helix Energy Solutions (NYSE:HLX) announced today that it intends to commence an underwritten secondary public offering of 20 million shares of its majority owned subsidiary, Cal Dive International, Inc. (NYSE:DVR), which will include an option for the underwriters to purchase an additional 3 million shares to cover over-allotments, if any. Helix also announced that it has entered into an agreement with Cal Dive under which, simultaneously with and conditioned upon closing the offering, it will sell to Cal Dive an additional $14 million in shares at a per share price that is equal to the price at which Helix sells shares under the offering. After the closing of offering and the Cal Dive repurchase transaction, Helix will cease to own a majority of Cal Dive’s common stock. Helix intends to use all proceeds from the offering and the stock repurchase for general corporate purposes.
In connection with the offering, Credit Suisse Securities (USA) LLC and Merrill Lynch & Co. are acting as joint book-running managers and Raymond James & Associates and Johnson Rice & Company L.L.C. are acting as co-managers for the offering.
Cal Dive has filed a registration statement, including a prospectus, with the Securities and Exchange Commission for the offering to which this communication relates. Before investing, investors should read the prospectus in that registration statement, the accompanying prospectus supplement, and other documents Cal Dive has filed with the SEC for more complete information about Cal Dive and this offering.
Investors may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send the prospectus and the prospectus supplement upon request by contacting Credit Suisse Securities (USA) LLC at Prospectus Dept., One Madison Avenue, New York, NY 10010, 1-800-221-1037 or Merrill Lynch & Co. at 4 World Financial Center, New York, NY 10080, attn: Prospectus Department.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides reservoir development solutions and other contracting services to the energy market as well as to its own oil and gas business unit. Helix’s contracting services segment utilizes its vessels and offshore equipment that when applied with its methodologies reduce finding and development costs and cover the complete lifecycle of an offshore oil and gas field. Helix’s oil and gas segment engages in prospect generation, exploration, development and production activities. Helix operates primarily in the Gulf of Mexico, North Sea, Asia Pacific and Middle East Regions.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the year ending December 31, 2008. We assume no obligation and do not intend to update these forward-looking statements.